Exhibit 10.13

LEASE AGREEMENT

LIBERTY PROPERTY LIMITED PARTNERSHIP

Landlord

AND

PHASEBIO PHARMACEUTICALS, INC.

Tenant

AT

1 Great Valley Parkway

Malvern, PA 19355

LEASE AGREEMENT

i

THIS LEASE AGREEMENT is made by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and PHASEBIO PHARMACEUTICALS, INC., a corporation organized under the laws of Delaware (“Tenant”), and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant.

1.         Basic Lease Terms and Definitions.

(a)        Premises: Suite 30, consisting of approximately 15,881 rentable square feet as shown on Exhibit “A”.

(b)        Building: Approximate rentable square feet: 60,880

        Address: 1 Great Valley Parkway, Malvern, PA 19355

(c)        Term: Sixty-four (64) months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term).

(d)        Commencement Date: Date of Substantial Completion (as defined in Section 28) of the Tenant Improvements (as defined in Section 28).

(e)        Expiration Date: The last day of the Term, unless extended as hereinafter provided.

(f)         Minimum Annual Rent: Payable in monthly installments as follows:

Lease Year	$/RSF Rate	Annual Basis	Monthly Installment
Months 1 – 12	$14.85	$235,832.85	$19,652.74*
Months 13 – 24	$15.35	$243,773.35	$20,314.45
Months 25 – 36	$15.85	$251,713.85	$20,976.16
Months 37 – 48	$16.35	$259,654.35	$21,637.87
Months 49 – 60	$16.85	$267,594.85	$22,299.57
Months 61 – 64	$17.35	$275,535.35	$22,961.28

*Notwithstanding the foregoing, Tenant shall not be obligated to pay Minimum Annual Rent for the first one hundred twenty (120) days of the Term.

(g)        Annual Operating Expenses: $83,375.25, payable in monthly installments of $6,947.94, subject to adjustment as provided in this Lease. (Electric costs to be paid by Tenant directly to provider.) Tenant shall pay Annual Operating Expenses throughout the Term, including but not limited to the first one hundred twenty (120) days of the Term set forth in Section 1(f) above.

(h)        Tenant’s Share: 26.1% (also see Definitions)

(i)        Use: For general office, administrative and laboratory, research and development uses.

(j)        Security Deposit: $45,922.56; provided, however, if: (i) Landlord has not given Tenant notice of default more than two (2) times, (ii) there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and (iii) that Tenant occupies not less than all of the Premises, Landlord will return one-half of the Security Deposit ($22,961.28) to Tenant after the twenty-fourth (24th) full month of the Term.

(k)         Addresses For Notices:

Landlord: Liberty Property Limited Partnership	Tenant: Before the Commencement Date:
500 Chesterfield Parkway	4020 Aerial Center Parkway
Malvern, PA 19355	Suite 101

Attn: Senior Vice President/Regional Director	Morrisville, NC 27560
On or after the Commencement Date:

Premises

(1)	Guarantor: NONE

(m)	Additional Defined Terms: See Rider 1 for the definitions of other capitalized terms.

(n)	Contents: The following are attached to and made a part of this Lease:
	Rider 1 – Additional Definitions Rider 2 – Sections 28 – 33	Exhibits: “A” – Plan showing Premises “B” – Building Rules “C” – Estoppel Certificate Form

2.        Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Premises, Building and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant stipulate and agree to the rentable square footage set forth in Section 1(a) above without regard to actual measurement.

3.        Use. Tenant shall occupy and use the Premises only for the Use specified in Section 1 above. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times and not permit any unreasonable interference with Tenant’s ability to access to the Premises.

4.        Term; Possession. The Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, except as may be otherwise extended herein, unless sooner terminated in accordance with this Lease. Provided that this Lease is fully executed and delivered to each party by no later than January 22, 2010, if Landlord is delayed eight (8) weeks beyond the date that applicable government permits for the Tenant Improvements have been obtained, in delivering possession of all or any portion of the Premises to Tenant, Tenant will take possession on the date Landlord delivers possession, which date will then become the Commencement Date (and the Expiration Date will be extended so that the length of the Term remains unaffected by such delay). Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control.

5.        Rent; Taxes. Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent and Annual Operating Expenses for the Term. Tenant shall pay the Monthly Rent, in advance, on the first day of each calendar month during the Term, at Landlord’s address designated in Section 1 above unless Landlord designates otherwise; provided that Monthly Rent for the first full month such rent is due shall be paid at the signing of this Lease. If the Commencement Date is not the first day of the month, the Monthly Rent (including Tenant’s Share of Annual Operating Expenses) for that partial month shall be apportioned on a per diem basis and shall be paid on the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to 5% of any Rent not paid within 5 days after the date due. In addition, any Rent, including such charge, not paid within 5 days after the due date will bear interest at the Interest Rate from the date due to the date paid. Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease, provided that Tenant shall have the right to contest the amount or application of any such applied tax to the taxing authority, at Tenant’s expense, and receive any refund obtained through such contest.

6.        Operating Expenses. The amount of the Annual Operating Expenses set forth in Section 1(g) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year in which the Term commences. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof. Within 30 days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within 30 days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied.

7.        Utilities. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to the Premises. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost in Operating Expenses, Tenant shall obtain service in its own name and timely pay all charges directly to the provider. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord. In the event Tenant’s consumption of any utility or other service included in Operating Expenses is excessive when compared with other occupants of the Property, Landlord may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption, as reasonably determined by Landlord.

8.        Insurance; Waivers; Indemnification.

(a)        Landlord shall maintain insurance against loss or damage to the Building or the Property with coverage for perils as set forth under the “Causes of Loss-Special Form” or equivalent property insurance policy in an amount equal to the full insurable replacement cost of the Building (excluding coverage of Tenant’s personal property and any Alterations by Tenant), and such other insurance, including rent loss coverage, as Landlord may reasonably deem appropriate or as any Mortgagee may require.

(b)        Tenant, at its expense, shall keep in effect commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Property, with such coverages and limits of liability as Landlord may reasonably require, but not less than a $1,000,000 combined single limit with a $5,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage; however, such limits shall not limit Tenant’s liability hereunder. The policy shall name Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear and at Landlord’s request, any Mortgagee(s), as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and to provide that it shall not be cancelable or reduced without at least 30 days prior notice to Landlord. The insurer shall be authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A VII in the most current edition of Best’s Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date or any earlier date on which Tenant accesses the Premises, and at least 30 days prior to the date of each policy renewal, a certificate of insurance evidencing such coverage.

(c)        Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d) below. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Property, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause.

(d)        Subject to subsection (c) above, and except to the extent caused by the negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(e)        Subject to subsection (c) above, Landlord will protect, indemnify and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises occasioned wholly or in part by the negligence of Landlord or its Agents, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord’s obligations pursuant to this Section shall survive the expiration or termination of this lease.

9.        Maintenance and Repairs.

(a)        Landlord shall Maintain the: (i) Building footings, foundations, structural steel columns and girders at Landlord’s sole expense; (ii) Building roof and exterior walls; (iii) Building Systems; and (iv) Common Areas in accordance with comparable flex space buildings located within the Malvern, PA market. Costs incurred by Landlord under the foregoing subsections (ii), (iii) and (iv) will be included in Operating Expenses, provided that to the extent any heating, ventilation and air conditioning system, or other Building System, equipment or fixture exclusively serves the Premises, Landlord may elect either to Maintain the same at Tenant’s sole expense and bill Tenant directly or by notice to Tenant require Tenant to Maintain the same at Tenant’s expense. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition.

(b)        Except as provided in subsection (a) above, Tenant at its sole expense shall Maintain the Premises and all fixtures and equipment in the Premises; provided, however, Tenant’s obligation to Maintain shall not extend to (i) damage caused by Landlord or defects in the design and construction of the Building, (ii) repairs whose costs are included in Operating Costs, and (iii) damage to the interior resulting from causes outside the Premises not required to be insured by Tenant. All repairs and replacements by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made by Landlord or Tenant as set forth above, but at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10.        Compliance.

(a)        Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises that may be in effect from time to time pertaining to Tenant’s use or occupancy of the Premises. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas. Without limiting the foregoing, Tenant shall not alter or change its use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA or any other law without the prior consent of the Landlord, which may be withheld in the sole discretion of Landlord notwithstanding Section 25(g) to the contrary. Landlord agrees that is shall be solely responsible for compliance with all laws affecting the Building and Common areas outside the Premises, including the ADA. The parties’ understanding is that the current use of the Premises does not make it a “place of public accommodation” under the ADA or other accessibility laws. If Tenant’s use changes, Tenant shall be solely responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises made necessary by Tenant’s use or occupancy of the Premises. Provided, however, in the event that an employee of Tenant is an otherwise qualified person with a disability, and requires structural modifications to the Building (the “Structural Modification”) as a reasonable accommodation to that disability, Landlord and Tenant agree to address the appropriate allocation of payment for the Structural Modification at the time that such employee requests the Structural Modification.

(b)        Tenant will comply, and will cause its Agents to comply, with the Building Rules. Tenant shall be required to comply with only those Building Rules which do not conflict with the terms and conditions of this Lease. The terms of this Lease shall control any conflict with the terms of the rules and regulations.

(c)        Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within 30 days after being billed.

(d)        Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease. Tenant’s indemnification obligations shall not apply to events which occur at any time to the extent of the acts or omissions of the Landlord or its Agents; or which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; or events after the Landlord or its Agents have regained exclusive possession of the Premises.

11.        Signs. Landlord will furnish Tenant building standard identification signage on or beside the main entrance door to the Premises and standard identification signage on the Building monument sign located at the driveway entrance to the Property. Tenant shall not place any signs on the Property without the prior consent of Landlord, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Property to its condition existing prior to the installation of Tenant’s signs.

12.        Alterations. Except for non-structural Alterations that (i) do not exceed $5,000 in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than 10 days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Liberty Property Trust and any other associated or affiliated entity as their interests may appear as additional insureds, (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor, which approval shall not be unreasonably withheld, (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord, (iv) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary, and (v) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

13.        Mechanics’ Liens. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within 15 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim.

14.        Landlord’s Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) by telephone and compliance with any health or safety procedures reasonably implemented by Tenant, to inspect, Maintain, or make Alterations to the Premises or Property, to exhibit the Premises for the purpose of sale or financing, and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry. Tenant may at its option provide an escort to accompany Landlord and those persons authorized by it during their entry (except in an emergency).

15.        Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within 10 days after Landlord’s notice. If a casualty occurs during the last 12 months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty.

16.        Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate.

17.        Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18.        Assignment and Subletting.

(a)        Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business, business reputation or creditworthiness of the proposed transferee is unacceptable to Landlord, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee or (iv) Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)        Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least 15 days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.

(c)        The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.

(d)        If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

19.        Subordination; Mortgagee’s Rights.

(a)        Tenant accepts this Lease subject and subordinate to any Mortgage now or in the future affecting the Premises, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as Tenant is not in default under this Lease beyond any applicable cure period. This clause shall be self-operative, but within 10 days after request, Tenant shall execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease. At the written request of Tenant, Landlord shall use reasonable efforts to request of any Mortgagee that such Mortgagee enter into a non-disturbance agreement with Tenant in such form as is commercially reasonable.

(b)        No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

(c)         The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20.        Tenant’s Certificate; Financial Information. Within 10 days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information.

21.    Surrender.

(a)         On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage, acts of Landlord or its Agents or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Property all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Property to good order and condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b)        If Tenant remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s occupancy of the Premises shall be that of a tenancy at will. Tenant’s occupancy during any holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be double the Monthly Rent payable for the last full month immediately preceding the holdover. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

22.        Defaults - Remedies.

(a)        It shall be an Event of Default:

(i)        If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(d) below, Tenant fails to cure such default on or before the date that is 5 days after Landlord gives Tenant notice of default;

(ii)        If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii)        If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is 10days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within 10 days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed 30 days following Landlord’s notice) to cure the default if Tenant begins to cure the default within 10 days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv)        If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditor sunder any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than 60 consecutive days.

(b)        If an Event of Default occurs, Landlord shall have the following rights and remedies:

(i)         Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii)        By lawful means, enter and repossess the Premises, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

(iii)        To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable; and

(iv)        To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

(c)         In addition to the rights and remedies provided in subsection (b) above, if an Event of Default occurs relating to Tenant’s non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal term of this Lease and after the expiration of any extended or renewal term of this Lease.

Initials on behalf of Tenant: CP

(d)        Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive 12-month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 13, 20 or 27 or in an emergency.

(e)        No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(f)        If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(g)        Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon or related to, the subject matter of this Lease.

(h)        When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

Initials on behalf of Tenant: CP

(i)        The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(j)         TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

Initials on behalf of Tenant: CP

23.        Tenant’s Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

24.        Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.

25.        Miscellaneous.

(a)        The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b)        This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c)        Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d)        If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

(e)        This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives and permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f)        Tenant shall not record this Lease or any memorandum without Landlord’s prior consent.

(g)        A party’s consent/approval shall not be unreasonably withheld, conditioned, or delayed. Whenever a party is authorized to use its discretion in deciding to take or taking action under the Lease, such exercise shall be subject to a standard of commercial reasonableness.

26.        Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord.

27.         Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. Subject to Section l(j) of this Lease, if Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

{the next page is the signature page}

Landlord and Tenant have executed this Lease on the respective date(s) set forth below.

Landlord:

LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust, Sole General Partner

Date signed:

1/15/10	By:	/s/ JAMES J. DOWES
Name: James J. Dowes
Title: Secretary, General Counsel

Date signed:	Tenant:

1/15/10	PHASEBIO PHARMACEUTICALS, INC.

Attest/Witness:

/s/ J. Underwood	By:	/s/ Christopher Prior
Name: J. Underwood		Name: Christopher Prior
Title: Chief Executive Offer

Rider 1 to Lease Agreement

(Multi-Tenant Industrial)

ADDITIONAL DEFINITIONS

“ADA” means the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

“Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.

“Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees.

“Alteration” means any addition, alteration or improvement to the Premises or Property, as the case may be.

“Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.

“Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

“Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.

“Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.

“Event of Default” means a default described in Section 22(a) of this Lease.

“Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law.

“Interest Rate” means interest at the rate of 1 1⁄2% per month.

“Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building.

“Laws” means all laws, ordinances, rules, orders, regulations, guidelines and other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

“Lease Year” means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12-month period thereafter during the Term.

“Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair.

“Monthly Rent” means the monthly installment of Minimum Annual Rent plus the monthly installment of estimated Annual Operating Expenses payable by Tenant under this Lease.

“Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate.

“Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

“Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, (i) the charges at standard retail rates for any utilities provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain the Property, subject to the provisions of Section 9 of this Lease, (iv) the cost of trash collection, (v) to the extent not otherwise payable by Tenant pursuant to Section 5 of this Lease, all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements, and (vii) a management and administrative fee. The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any mortgage, or rental under any ground or underlying lease, (iii) leasing commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Property, or (iv) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed by the taxing authority in lieu of all or any part of any taxes includable in Operating Expenses above. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

“Property” means the Land, the Building, the Common Areas, and all appurtenances to them.

“Rent” means the Minimum Annual Rent, Annual Operating Expenses and any other amounts payable by Tenant to Landlord under this Lease.

“Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

“Tenant’s Share” means the percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as set forth in Section 1 of this Lease.

“Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, (ii) any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant.

Rider 2 to Lease Agreement

28.        Tenant Improvements.

The Premises is leased to Tenant in its as is condition; provided, however, Landlord shall complete the following work in the Premises using Landlord standard finishes (the “Tenant Improvements”): (a) perform necessary work to the existing bathrooms and kitchen in the Premises to comply with all applicable laws and requirements of the governmental authorities having jurisdiction; (b) demise the Premises from the remainder of the space of which the Premises is a part; (c) provide separate utilities for the Premises from the remainder of the space of which the Premises is a part; (d) construct one (1) unisex restroom in the Premises and (e) separately meter the utilities serving the Premises. Landlord shall use commercially reasonable efforts to have the Tenant Improvements substantially completed ready for use and occupancy by Tenant within eight (8) weeks after receipt of all required Township and building permits for the Tenant Improvements (the “Target Date”), subject to extension for delays due to any cause beyond the reasonable control of Landlord or Landlord’s contractors or suppliers and for delays due to Tenant or Tenant’s contractors, employees, or agents. All construction shall be done using Landlord standard materials and finishes in a good and workmanlike manner and shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction. “Substantial Completion” means that the Tenant Improvements have been substantially completed, except for minor details of construction or decoration or mechanical adjustments, as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority and provided to Tenant, if required, and that the Premises may be used by Tenant without interference for the use permitted under this Lease; provided, however, if the date of substantial completion is delayed by Tenant, the Term shall commence as if the Premises were substantially complete on the Target Date, as extended for reasons other than those caused by Tenant.

29.        Option To Extend Term. (A) Provided that: (i) Landlord has not given Tenant notice of default more than two (2) times, (ii) there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and (iii) that Tenant occupies not less than all of the Premises, Tenant shall have the right and option (“Extension Option”) to extend the Term for one (1) additional period of three (3) years (the “Renewal Term”), exercisable in the following manner. If Tenant intends to exercise the Extension Option under this Section, Tenant shall give Landlord written notice not less than nine (9) months in advance of the scheduled Expiration Date of Tenant’s intention to extend the Term (“Tenant’s Extension Notice”), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any Affiliate or other party. Promptly after receipt of Tenant’s Extension Notice, Landlord shall advise Tenant in writing of Landlord’s reasonable determination of the then market rental rate for the Premises based upon the then market rate for comparable office space in Class “A” buildings, located within the Malvern office market. If Tenant accepts such determination in writing within fifteen days of delivery of Landlord’s market rent notice, and, if requested by Landlord, enters into a lease amendment extending the term of the Lease within such fifteen days as provided in this Section, the Extension Option shall be effective. If Tenant does not accept Landlord’s determination of market rent within fifteen days, or does not enter into a lease amendment within such fifteen days if requested by Landlord, the Extension Option shall terminate, and the Expiration Date shall remain sixty-four (64) months from the Commencement Date. The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

(i)        the Extension Option period shall begin at the original Expiration Date, and thereafter the Expiration Date shall be one hundred (100) months from the Commencement Date;

(ii)        all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

(iii)        after the Extension Option, there shall be no further options to extend; and

(iv)        the Minimum Annual Rent payable by Tenant shall be the greater of the then market rate as reasonably determined by Landlord above, or the Minimum Annual Rent for the immediately preceding lease year.

30.        ROFO Space. The space in the Building contiguous to the Premises, consisting of approximately 20,073 rentable square feet (the “ROFO Space”) is on the date of this Lease not leased to other tenants. If Landlord intends to lease the ROFO Space to a tenant during the initial twenty-eight (28) months of the Term, and provided that (i) Landlord has not given Tenant notice of default more than two (2) times within the immediately preceding twelve (12) month period, (ii) there then exists no event of default by Tenant under this Lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and (iii) that Tenant is the sole occupant of the Premises, then Tenant shall have a one-time right of first offer (“ROFO Option”) to lease the ROFO Space, in the following manner:

(a)        Landlord shall notify Tenant when it intends to lease the ROFO Space to a prospective tenant and Tenant shall have seven (7) days following receipt of such notice within which to notify Landlord in writing that Tenant is interested in negotiating terms for leasing such ROFO Space and to have its offer considered by Landlord prior to the leasing by Landlord of the ROFO Space to a third party. If Tenant notifies Landlord within such time period that Tenant is so interested, then Landlord shall notify Tenant in writing of Landlord’s calculation of rent and other terms proposed to be applicable to the ROFO Space, for a term coterminous with the Term of this Lease, which shall be equivalent to fair market rental value as determined by Landlord in its sole discretion, which Landlord proposes to be applicable to the ROFO Space, which shall either be on an “as is” basis or with a retrofit allowance, as Landlord shall determine (“Landlord’s Notice of ROFO Terms”). d shall include with Landlord’s Notice of ROFO Terms data in support of Landlord’s calculation of fair market rental value. Within fifteen (15) days following Tenant’s receipt of Landlord’s Notice of ROFO Terms, Tenant shall notify Landlord in writing (the “Tenant ROFO Response”) that Tenant either (1) accepts Landlord’s calculation of rent and terms for the ROFO Space, or (2) withdraws its notice of interest in leasing the ROFO Space and waives its right to lease the ROFO Space under this Lease. If Tenant fails to issue the Tenant ROFO Response within the time and in the manner set forth herein, Tenant will be deemed to have withdrawn its notice of interest in leasing the ROFO Space and waived its right to lease the ROFO Space under this Lease. Landlord and Tenant shall have fifteen (15) days following Landlord’s receipt of the Tenant ROFO Response within which to negotiate mutually satisfactory terms for the leasing of the ROFO Space by Tenant on the terms contained in Landlord’s Notice of ROFO Terms and to execute an amendment to this Lease incorporating such terms or a new lease for the ROFO Space. Notwithstanding the foregoing, the parties intend that any ROFO Space leased by Tenant pursuant to this Section 30 shall be, to the fullest extent possible, contiguous. Under no circumstances shall Tenant have the right under this Section 30 to lease more or less than 20,073 square feet of the ROFO space.

(b)        If Tenant does not notify Landlord within such seven (7) days of its interest in leasing the ROFO Space, or if Tenant does not issue the Tenant ROFO Response within such fifteen (15) days, or if Tenant does not execute such amendment or lease within such fifteen (15) days, if applicable, then this right of first offer to lease the ROFO Space will lapse and be of no further force or effect and Landlord shall have the right to lease all or part of the ROFO Space to any other party at any time on any terms and conditions acceptable to Landlord.

(c)        If Tenant provides such notice, the term of the ROFO Space will commence (the “ROFO Space Commencement Date”) upon the date that tenant improvements to the ROFO Space are Substantially Completed (as defined in Section 28 above), and shall be coterminous with the Term set forth in Section 1. The ROFO Space will be part of the Premises for all purposes under this Lease on and after the ROFO Space Commencement Date.

(d)        This option is a one-time right that is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment of sublease was made with or without Landlord’s consent) or other party.

31.        Parking. Landlord shall provide Tenant, at no charge, on a non-exclusive and non-reserved basis during the Term 3.00 parking spaces per 1,000 rsf of the Premises, which use shall be in common with Landlord and other tenants and occupants of the Building.

32.        Broker. The parties agree that they have dealt with no brokers in connection with this lease, except for CB Richard Ellis (“Broker”), whose commission shall be paid by Landlord pursuant to separate agreement. Landlord agrees to indemnify Tenant and hold Tenant harmless from the commission payable to Broker, and each party agrees to indemnify and hold the other harmless from any and all claims arising out of a breach of the foregoing representation.

33.        Landlord’s Warranties Landlord warrants to its actual knowledge that as of the date hereof all the Building Systems are functional and in good working order.

AS BUILT

1 GREAT VALLEY PARKWAY
MALVERN, PA
EAST WHITELAND TWP

AB-1

cubellis

AS BUILT

LIBERTY PROPERTY TRUST
LIBERTY

[5.7.1.2] [Liberty lease dated 1-15.2010.pdf] [Page 22 of 27]

EXHIBIT “B”

BUILDING RULES

1.        Any sidewalks, lobbies, passages and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2.        The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.        Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. No person shall go on the roof without Landlord’s prior written permission.

4.        Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

5.        Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease. If Tenant elects to seal the floor, Tenant shall seal the entire unfinished floor area within the Premises.

6.        Tenant shall not change any locks nor place additional locks upon any doors.

7.        Tenant shall not use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8.        If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.

9.        Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building.

10.        The use of rooms as sleeping quarters is strictly prohibited at all times.

11.        Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking

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regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

12.        If Landlord designates the Building as a non-smoking building, Tenant and its Agents shall not smoke in the Building nor at the Building entrances and exits.

13.        If at Tenant’s request, Landlord consents to Tenant having a dumpster at the Property, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord’s request, locked.

14.        Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

15.        Tenant shall comply with any move-in/move-out rules provided by Landlord.

16.        Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

17.        Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

18.        These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

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EXHIBIT “C”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:

1.        The information set forth in attached Schedule 1 is true and correct.

2.        Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3.        All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.        Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5.        Tenant has not paid any Rent due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6.        To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7.        Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8.        No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

9.        The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10.      This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this          day of                 , 2        .

Name of Tenant

By:

Title:

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.	Date of Lease:

B.	Parties:

1. Landlord:

2. Tenant:

C.	Premises:

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Option Rights:

H.	Security Deposit Paid to Landlord: $

I.	Current Minimum Annual Rent: $

J.	Current Annual Operating Expenses: $

K.	Current Total Rent: $

L.	Square Feet Demised:

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of December 18, 2014, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and PHASEBIO PHARMACEUTICALS, INC., a corporation organized under the laws of Delaware (“Tenant”).

BACKGROUND

A.        Landlord and Tenant entered into a Lease Agreement dated as of January 15, 2010 (the “Lease”), for Premises consisting of approximately 15,881 rentable square feet known as Suite 30 and located at 1 Great Valley Parkway, Malvern, Pennsylvania, as more fully described in the Lease.

B.        The Expiration Date of the Lease is July 31, 2015. Landlord and Tenant desire to extend the Expiration Date for a period of thirty-six (36) months, and to make certain other modifications as set forth in this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

1.        Term.   The term of the Lease is hereby extended for thirty-six (36) months, beginning August 1, 2015, and ending July 31, 2018, which last date shall be the Expiration Date.

2.        Minimum Annual Rent.    The following is added to Section 1(f) entitled “Minimum Annual Rent” effective on and after August 1, 2015:

Lease Year	$/RSF Rate (15,881)	Annualized	Monthly
8/1/15 – 7/31/16	$16.00	$254,096.00	$21,174.67
8/1/16 – 7/31/17	$16.50	$262,036.50	$21,836.38
8/1/17 – 7/31/18	$17.00	$269,977.00	$22,498.08

3.        Annual Operating Expenses.   Tenant shall continue to pay Annual Operating Expenses, which shall be subject to reconciliation and adjustment as provided in Section 6 of the Lease, based on Tenant’s Share. As provided in the Lease, Tenant shall pay for all utilities supplied to or consumed in or on the Premises, including not but limited to electricity. For the year 2015, Annual Operating Expenses (net of electric) are estimated to be $5.50 per rentable square foot, which includes full service tenant services for interior and exterior, as well as preventative maintenance for all exhaust, heating and cooling equipment (the “Equipment”) in the Premises. In the event that the Equipment must be replaced by Landlord during the Term of the Lease, the cost (including reasonable finance charges) of such replacement shall be amortized over the estimated useful life of such Equipment and passed through to Tenant on a yearly basis as part of Tenant’s Operating Expenses.

4.        “As-Is”.   Tenant is presently occupying the Premises and is thoroughly familiar with its condition. Based upon such knowledge, Tenant agrees that it is leasing the Premises in its “As-Is” condition, provided that Landlord, at Landlord’s cost, shall: (i) replace one 57  1⁄2” x 67  1⁄4” Bronze Annealed Insulated Window; (ii) install a new propane meter; (iii) install nine (9) radiant ceiling heaters in the office area; and (iv) perform certain HVAC modifications as set forth on Exhibit “A” attached hereto. Landlord will complete the work in (i) and (iii) within thirty (30) days of Amendment execution. Landlord will complete the work in (iv) by April 30, 2015.

5.        Maintenance and Repair.   Section 9(a) of the Lease is amended by deleting the following phrase in its entirety therefrom: “provided that to the extent any heating, ventilation and air conditioning system, or other Building System, equipment or fixture exclusively serves the Premises, Landlord may elect either to Maintain the same at Tenant’s sole expense and bill Tenant directly or by notice to Tenant require Tenant to Maintain the same at Tenant’s expense.”

6.        Assignment and Subletting. Section 18 of the Lease is hereby deleted in its entirety and replaced with the following:

18.   Assignment and Subletting.

(a)        Except as provided in Section (b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord in a building owned by Landlord or its affiliate located within Great Valley Parkway, except in the event the transferee is TELA Bio in which case Landlord consent shall not be unreasonably withheld (ii) the business, business reputation or creditworthiness of the proposed transferee is unacceptable to Landlord, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee in a building owned by Landlord or its affiliate located within Great Valley Parkway, or (iv) Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord.

(b)        Landlord’s consent shall not be required in the event of any Transfer by Tenant to an Affiliate provided that (i) the Affiliate has a tangible net worth at least equal

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to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least 15 days prior to the effective date, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate, and (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease.

(c)        The provisions of subsection (a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate or to TELA Bio), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate or TELA Bio), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.

(d)        If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least 15 days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

7.         Option To Extend Term.   (A) Provided that: (i) Landlord has not given Tenant notice of default more than two (2) times, (ii) there then exists no event of default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and (iii) that Tenant occupies not less than all of the Premises (except for any approved and permitted sublet to TELA Bio pursuant to Section 18 of this Lease), Tenant shall have the right and option (“Extension Option”) to extend the Term for one (1) additional period of three (3) years (the “Renewal Term”), exercisable in the following manner. If Tenant intends to exercise the Extension Option under this Section, Tenant shall give Landlord written notice not less than nine (9) months in advance of the scheduled Expiration Date of Tenant’s intention to extend the Term (“Tenant’s Extension Notice”), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any other party, other than an Affiliate in accordance with a transfer pursuant to Section 18(b) of the Lease. Promptly after receipt of Tenant’s Extension Notice, Landlord shall advise Tenant in writing of Landlord’s reasonable determination of the then market rental rate for the Premises based upon the then

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market rate for comparable lab space in Malvern sub-market. If Tenant accepts such determination in writing within fifteen days of delivery of Landlord’s market rent notice, and, if requested by Landlord, enters into a lease amendment extending the term of the Lease within such fifteen days as provided in this Section, the Extension Option shall be effective. If Tenant does not accept Landlord’s determination of market rent within fifteen days, or does not enter into a lease amendment within such fifteen days if requested by Landlord, the Extension Option shall terminate, and the Expiration Date shall remain one hundred (100) months from the Commencement Date. The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

a.        the Extension Option period shall begin at the original Expiration Date, and thereafter the Expiration Date shall be one hundred thirty-six (136) months from the Commencement Date;

b.        all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

c.        after the Extension Option, there shall be no further options to extend; and

d.        the Minimum Annual Rent payable by Tenant shall be the greater of the then market rate as reasonably determined by Landlord above, or the Minimum Annual Rent for the immediately preceding lease year.

8.        ROFO Space.   Section 30 of the Lease is hereby deleted in its entirety. Effective on and after the date of this Amendment, Tenant shall have no ROFO Option or any other like option unless expressly set forth herein.

9.        Confession of Judgment.   Tenant hereby agrees to the Confession of Judgment provisions as set forth in Section 22 (c), (h), (i), and (j) of the Lease, restated as follows:

a.        If an Event of Default occurs relating to Tenant’s non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH

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PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and during any extended or renewal term of this Lease and after the expiration of any extended or renewal term of this Lease.

b.        When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

c.        The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

d.        TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

e.        Broker. The parties agree that they have dealt with no brokers in connection with this lease, except for Skyline Commercial Real Estate, whose commission shall be paid by Landlord pursuant to separate agreement. Landlord agrees to indemnify Tenant and hold Tenant harmless from the commission payable to Skyline Commercial Real Estate, and each

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party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom they may have dealt.

f.        Lease In Full Force And Effect.   Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

g.        Counterparts.   This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Executed copies of this Amendment may be delivered by facsimile or electronic transmission.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, Sole General Partner

By:	/s/ Anthony Nichols, Jr.

Name:	Anthony Nichols, Jr.

	Title:	Vice-President & City Manager

TENANT

PHASEBIO PHARMACEUTICALS, INC.

By:	/s/ Jonathan P Mow

Name: Jonathan P Mow
Title: CEO

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EXHIBIT “A”

HVAC MODIFICATIONS

Landlord, at Landlord’s cost, shall:

1.        Extend the existing 5 ton unit- PPO-2 (Purple area) to service the lab that is currently being serviced by unit PPI-7 25 tons (Blue area). This will include new supply and return air main trunk ducts, branch ducts and a new Honeywell TH8320 Thermostat so Landlord can run the unit fan in occupied / Unoccupied mode. Landlord will use the existing ceiling mounted grills and registers. Also included in this item will be to extend ductwork from the 10 ton PPO-1 unit (Light green area), to tie into the ductwork that was servicing area PPO-2 (purple area). Landlord will also abandon the existing Trane VAV system and install a Honeywell Th8320 thermostat so the entire of PPO-1 & PPO-2 are being serviced by the 10 ton unit. This work will be completed after 5pm.

2.        PPO-2 (Orange area) For this unit Landlord will remove and patch the single supply outlet that is supplying conditioned air to the lunch room (from unit DPI-12) and the one for office 7505 (from unit PPO-1) The existing main duct will be patched as necessary.

The Siemens Damper system will be removed and a new Jackson brand analog damper system will be installed in place. A new barometric relief damper will be installed between the supply and return air drops to provide the proper static pressure in the duct main. 4 new Honeywell TH8320 thermostats will be installed in office 7505, front conference room, waiting area and lunch room.

3.        PPO-1 (Green area). A new wall mounted humidistat will be installed in the office area and will be wired through a switching/ lockout relay to the 2ed. stage compressor contactor (Y-2). Whenever the lockout relay is energized a 2ed relay will reduce the indoor fan speed to its lowest possible setting to drop the evaporator temperature as low as possible without freezing on the coil.

4.        As in the option above Landlord will remove the Siemens VAV system and install a Jackson analog system to zone offices 7506-7511, back conference room. Landlord will also install zone dampers in the main office area. For this system a total of 7 Honeywell TH8320 thermostats will be installed. Landlord will install barometric bypass dampers between the supply and return air drops to maintain the static as dampers open and close.

5.        The existing economizer will be disconnected and a minimum outdoor air setting will be maintained.

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made this 9th day of February, 2018 (the “Effective Date”), by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and PHASEBIO PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.        Liberty Property Limited Partnership (“LPLP”) and Tenant entered into that certain Lease Agreement dated January 15, 2010 (the “Original Lease”), as amended by that certain First Amendment to Agreement of Lease dated December 18, 2014 (the “First Amendment” and together with the Original Lease, collectively, the “Existing Lease” and as amended by this Second Amendment, collectively, the “Lease”), covering certain premises containing approximately 15,881 rentable square feet of space identified as Suite 30 (the “Premises”), located in Landlord’s approximate 60,880 rentable square foot building identified as One Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania 19355 (the “Building”), as more fully described in the Existing Lease.

B.        In connection with Landlord’s acquisition of the Building, by that certain Assignment and Assumption of Leases dated October 3, 2016, Landlord assumed all of LPLP’s right, title and interest, in, to and under the Existing Lease.

C.        Tenant desires to extend the Term and modify other sections of the Existing Lease, and Landlord has agreed to such extension and modifications, subject to the provisions of this Second Amendment. Accordingly, Landlord and Tenant desire to amend the Existing Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.        Incorporation. The above Background is incorporated herein by reference.

2.        Defined Terms; Conflict. All capitalized terms used herein and not otherwise, defined herein shall have the meanings ascribed to them in the Existing Lease. In the event there is a conflict between the terms of the Existing Lease and this Second Amendment, this Second Amendment shall control.

3.        Term. The Lease is hereby amended to extend the Term for one (1) additional period of sixty-two (62) full calendar months (the “Extension Term”), commencing on August 1, 2018, and expiring at 11:59 P.M. local time on September 30, 2023 (the “Expiration Date”).

4.        Minimum Annual Rent. Effective as of August 1, 2018, and continuing through and including the Expiration Date, Tenant’s Minimum Annual Rent obligation for the Premises shall be as follows:

Period	$RSF	Annual	Monthly
8/1/2018 – 9/30/2019	$15.75	$250,125.75	$20,843.81
10/1/2019 – 9/30/2020	$16.07	$255,128.27	$21,260.69

10/1/2020 – 9/30/2021	$16.39	$260,230.83	$21,685.90
10/1/2021 – 9/30/2022	$16.72	$265,435.45	$22,119.62
10/1/2022 – 9/30/2023	$17.05	$270,744.16	$22,562.01

* Notwithstanding the foregoing, provided there then exists no Event of Default, Minimum Annual Rent, but not Tenant’s Share of Annual Operating Expenses or utility payments, shall be abated for the period of August 1, 2018 through August 31, 2018, inclusive, and for the period of September 1, 2019 through September 30, 2019, inclusive. Should there occur an Event of Default by Tenant, Landlord shall be entitled to recover from Tenant (in addition to all other rights and remedies available to Landlord) the unamortized portion of any abated Minimum Annual Rent. Landlord’s management fee shall not be reduced on account of the abatement in Minimum Annual Rent, and the Minimum Annual Rent abatement shall be disregarded for purposes of calculating any management fee based on a percentage of rental revenues.

5.        Annual Operating Expenses. Tenant’s Share of Annual Operating Expenses applicable to the Premises shall continue to be paid by Tenant, in addition to the Minimum Annual Rent, subject to adjustment and reconciliation and in accordance with the terms and conditions of the Lease. Tenant shall pay for all utilities supplied to or consumed in or on the Premises, including (without limitation) electricity. For the calendar year 2018, Landlord projects, as an estimate only, Tenant’s Share of Annual Operating Expenses (net of electric and other utilities payable by Tenant) for the Premises to be $5.50 per rentable square foot of the Premises.

6.        Extension Option. The Option to Extend Term set forth in Section 7 of the First Amendment shall be deleted in its entirety, and the following shall be substituted in its place:

“Option To Extend Term. Provided that: (i) Landlord has not given Tenant notice of default more than two (2) times, (ii) there then exists no Event of Default by Tenant under this lease nor any event that with the giving of notice and/or the passage of time would constitute a default, and (iii) that Tenant occupies not less than all of the Premises (except for any approved and permitted sublet to TELA Bio pursuant to Section 18 of this Lease), Tenant shall have the right and option (“Extension Option”) to extend the Term for one (1) additional period of thirty-six (36) consecutive full calendar months (the “Renewal Term”), exercisable in the following manner: If Tenant intends to exercise the Extension Option under this Section, Tenant shall give Landlord written notice not less than twelve (12) months in advance of the then scheduled Expiration Date of Tenant’s intention to extend the Term (“Tenant’s Extension Notice”), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any other party, other than an Affiliate in accordance with a transfer pursuant to Section 18(b) of the Lease. Promptly after receipt of Tenant’s Extension Notice, Landlord shall advise Tenant in writing of Landlord’s reasonable determination of the then market rental rate for the Premises based upon the then market rate for comparable lab space in Malvern sub-markets. If Tenant accepts such determination in writing within fifteen (15) days of delivery of Landlord’s market rent notice, and, if requested by Landlord, enters into a lease amendment extending the term of the Lease within such fifteen (15) days as provided in this Section, the Extension Option shall be effective and the

Renewal Term shall commence on October 1, 2023. If Tenant does not accept Landlord’s determination of market rent within fifteen (15) days, or does not enter into a lease amendment within such fifteen (15) days if requested by Landlord, the Extension Option shall terminate, and the Expiration Date shall remain September 30, 2023. The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

(a)        all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

(b)        after the Extension Option, there shall be no further options to extend; and

(c)        the Minimum Annual Rent payable by Tenant shall be the greater of the then market rate as reasonably determined by Landlord above, or the Minimum Annual Rent for the immediately preceding lease year.”

7.        Exhaust, Heating and Cooling Equipment Maintenance. Landlord warrants, represents and agrees that Landlord’s contractor shall provide preventative maintenance not less than once every three (3) months for the exhaust, heating and cooling equipment serving the Premises.

8.        Tenant’s Improvements and Engineering. Landlord warrants, represents and agrees that Landlord shall pay directly to the applicable third-parties all costs associated with the add-alternate scope of work as described on those certain plans created by Chestnut Technical Associates, titled M-l, and last revised December 1, 2017, a copy of which is attached hereto as Exhibit ‘A’, utilizing a new AAON or Trane equivalent unit.

9.        Assignment and Subletting. Notwithstanding anything to the contrary contained in the Lease, Section 18(a)(iii) of the Original Lease shall be deleted as of the Effective Date hereof, the following shall be substituted in its place: “[Intentionally Omitted] or”, and it shall have no further effect upon the parties hereafter.

10.        Notices. All notices to Landlord shall be sent in accordance with the terms of the Lease to Landlord at:

c/o Workspace Property Trust

700 Dresher Road

Suite 150

Horsham, PA 19044

Attention: Tony A. Nichols, SVP

With a copy to:

c/o Workspace Property Trust

5 Great Valley Parkway

Suite 209

Malvern, PA 19355

Attention: Catherine Bianco, Director of Leasing

11.        Brokers.   Each party covenants and represents to the other that it has dealt with no brokers in connection with this Second Amendment, other than Skyline Commercial Real Estate (“Broker”). Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this Second Amendment from any real estate brokers or agents, aside from those of Broker. Landlord shall pay Broker a market commission in accordance with a separate agreement.

12.        Survival; Confession Acknowledgement.   All references to the “Lease” shall refer to the Existing Lease as modified by this Second Amendment. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms. Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, Landlord shall be entitled to pursue all remedies available under the Lease, or otherwise available at law or in equity. Accordingly, Tenant agrees to the following:

(a)        If an Event of Default occurs relating to Tenant’s non-payment of the Annual Minimum Rent, Tenant’s Share of Annual Operating Expenses, or any other sums due and owing to Landlord under the Lease (collectively, the “Rent”), provided that Landlord first provides to Tenant not less than ten (10) days’ notice of its intent to confess judgment against Tenant, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANTS PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of the Lease and during any extended or renewal term of the Lease and after the expiration of any extended or renewal term of the Lease.

(b)        When the Lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same Event of Default and upon any subsequent Event of Default or upon the termination of the Lease or Tenant’s right of possession as the Lease, to again confess judgment as herein provided, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant.

(c)        The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(d)        TENANT ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA. C.S.A. § 5601 ET SEQ.

13.        Lease Confirmation.  Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against Rent due or becoming due hereunder.

14.        Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.        Ministerial Actions.  Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Second Amendment, or make any claim that this Second Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

16.        Signatures; Multiple Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Second Amendment, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Second Amendment. The parties expressly agree that if the signature of Landlord and/or Tenant on this Second Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[Remainder of page intentionally left blank. Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Second Amendment as of the day and year first above written.

LANDLORD:

WPT LAND 2 LP

By:	WPT Land 2 GP LLC, its general partner

By:	/s/ Tony A. Nichols, Jr.

Name: Tony A. Nichols, Jr.
Title: Senior Vice President

TENANT:

PHASEBIO PHARMACEUTICALS, INC.

By:	/s/ John Sharp
Name:	John Sharp
Title:	Chief Financial Officer

EXHIBIT A

MECHANICAL DEMOLITION PLAN

MECHANICAL PLAN

ADD ALTERNATE MECHANICAL DEMOLITION PLAN

ADD ALTERNATE MECHANICAL PLAN

HVAC SPECIFICATIONS:

RTU SCHEDULE

AIR DEVICE SCHEDULE

LEGEND:

CTS

PHASEBIO

1 GREAT VALLEY PARKWAY
MALVERN, PA

M-1